UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15 (d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 29, 2021

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OCUGEN, INC.
(Exact Name of Registrant as Specified in its Charter)

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Delaware	001-36751	04-3522315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

263 Great Valley Parkway
Malvern, Pennsylvania 19355
(484) 328-4701
(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐            Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐            Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	OCGN	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01      Entry into a Material Definitive Agreement
Development and Commercial Supply Agreement
On September 29, 2021, Ocugen, Inc. (the “Company”) entered into a Development and Commercial Supply Agreement (the “Supply Agreement”) with Bharat Biotech International Limited (“Bharat Biotech”) pursuant to which Bharat Biotech will exclusively manufacture and supply the Company with its requirements of COVAXIN™ clinical trial materials as well as manufacture and supply COVAXIN™ drug product components and finished drug product as necessary for commercial supply of COVAXIN™ subsequent to a regulatory approval, as contemplated by the parties pursuant to the Co-Development, Supply and Commercialization Agreement between Bharat Biotech and the Company entered into in February 2021 (the “Co-Development Agreement”).
Pursuant to the Supply Agreement, Bharat Biotech will supply the Company with clinical trial materials and commercial supplies of finished drug product prior to the Company’s technology transfer to a third-party manufacturer. Following the Company’s technology transfer to a third-party manufacturer, Bharat Biotech will supply COVAXIN™ drug product components and continue to supply finished drug product as necessary for commercial manufacture and supply of COVAXIN™ subsequent to a regulatory approval. The Supply Agreement expires upon expiration of the Co-Development Agreement and may be earlier terminated by either party in the event of an uncured material breach or bankruptcy of the other party.
The foregoing summary of the material terms of the Supply Agreement is qualified in its entirety by the terms of the Supply Agreement, a copy of which will be filed as an exhibit in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 to be filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
First Amendment to the Co-Development and Commercialization Agreement
On September 30, 2021, the Company entered into a First Amendment to the Co-Development and Commercialization Agreement (the “Amendment”) with CanSino Biologics, Inc. (“CanSino”) pursuant to which the Company’s gene therapy product candidate, OCU410, which the Company is developing to utilize the nuclear receptor genes RAR-related orphan receptor A ("RORA") for the treatment of dry age-related macular degeneration, will be added to the Company’s existing collaboration with CanSino.
Under the Amendment, the Company and CanSino will collaborate on the development of OCU410 and CanSino will be responsible for the chemistry, manufacturing, and controls (“CMC”) development and manufacture of clinical supplies of OCU410. CanSino will have an exclusive option to obtain a non-exclusive license from the Company to manufacture OCU410 for commercial sale by the Company. CanSino will have an exclusive license to develop, manufacture, and commercialize OCU410 products in and for China, Hong Kong, Macau, and Taiwan (the “CanSino Territory”), and the Company will maintain exclusive development, manufacturing, and commercialization rights with respect to OCU410 products outside the CanSino Territory (the “Company Territory”). CanSino will be responsible for all costs for CMC development and manufacture of clinical supplies of OCU410 for all territories. CanSino will pay to the Company an annual royalty between mid-and-high single digits based on net sales (as defined in the Co-Development and Commercialization Agreement) of OCU410 products in the CanSino Territory, and the Company will pay to CanSino an annual royalty between low-and-mid single digits based on net sales (as defined in the Co-Development and Commercialization Agreement) of OCU410 products in the Company Territory.
The foregoing summary of the material terms of the Amendment is qualified in its entirety by the terms of the Amendment, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 to be filed under the Exchange Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 4, 2021

OCUGEN, INC.

By:	/s/ Shankar Musunuri
Name: Shankar Musunuri
Title: Chief Executive Officer and Chairman
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